UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2025

Commission file number 001-39531

PROCESSA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	45-1539785
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

601 21st Street, Suite 300 Vero Beach, FL 32960

(Address of Principal Executive Offices, Including Zip Code)

(772) 453-2899

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock: Par value $.0001	PCSA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2025, Processa Pharmaceuticals, Inc. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreement”) for a private placement with an accredited investor wherein the Company sold 5,467,181 restricted shares of common stock at a purchase price of $0.23 per share for approximately $1.3 million in gross proceeds (the “Offering”), before deducting Placement Agent fees and other expenses related to the Offering. The Company intends to use the net cash proceeds from the Offering for general corporate purposes. The Offering closed on August 6, 2025. In connection with this investment, we are evaluating corporate cryptocurrency treasury strategies as part of our broader financial and growth objectives.

LifeSci Capital LLC (the “Placement Agent”) acted as the Company’s exclusive placement agent in the Offering. The Company has agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds raised in the Offering. The Company has also agreed to reimburse the Placement Agent for reasonable out-of-pocket expenses incurred in connection with the Offering, as well as a maximum $150,000 in legal expenses.

The Offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Purchaser represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

The foregoing summary of the terms of the Securities Purchase Agreement is subject to, and qualified in their entirety by, such document attached hereto as Exhibit 10.1 and is incorporated herein by reference. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement or as stated therein and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to the documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Item 3.02. Unregistered Sales of Equity Securities

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 7, 2025, the Company issued a press release announcing the Offering, which is furnished as Exhibit 99.1 hereto. The information in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Form of Securities Purchase Agreement, dated August 4, 2025, by and between Processa Pharmaceuticals, Inc. and the Purchaser (as defined therein).
99.1	Press release by Processa Pharmaceuticals, dated August 7, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on August 7, 2025.

PROCESSA PHARMACEUTICALS, INC.
Registrant

By:	/s/ George Ng
George Ng
Chief Executive Officer